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                                                                  EXHIBIT 21.1


SUBSIDIARIES OF THE COMPANY

         MiniMed Distribution Corp., a Delaware corporation

         MiniMed International, Inc., a Barbados corporation

         MiniMed Development Corp. a Delaware corporation

         MiniMed SA, a French corporation

         MiniMed GMBH, a German corporation

         Dartec AB, a Swedish corporation

         Home Medical Supply, Inc., a Florida corporation

         Home Medical Supply, Inc., a Georgia corporation

         Home Medical Supply, Inc., a Tennessee corporation

         Home Medical Supply, Inc., a California corporation

         Home Medical Supply of Michigan, Inc., a Michigan corporation

         HMS, Inc., an Alabama corporation

         Pharmax, Inc., a Florida corporation
         d/b/a Home Medical Supply, Inc.

         South Broward Medical Arts Pharmacy, Inc., a Florida corporation

         Clark Pharmacy, Inc., a Georgia corporation

         Clark Wholesale Co., a Florida corporation

         Diabetix Depot, Inc., a Florida corporation

         Dialysis Management Services, Inc., a Florida corporation

         Medical Management & Marketing of South Florida, a Florida corporation